                            SHARE EXCHANGE AGREEMENT

     This Share Exchange  Agreement (the  "AGREEMENT"),  dated as of October 12,
2004,  is made and entered  into by and among  Continuum  Group C Inc., a Nevada corporation  ("CONTINUUM"),  Premier  Alliance  Group,  Inc.,  a North  Carolina
corporation  ("PREMIER"),  and the individual  shareholders of Premier listed on
SCHEDULE  A  attached  hereto  (each  a  "SHAREHOLDER"  and  collectively,   the
"SHAREHOLDERS").

                                    RECITALS:

     A.  The  Shareholders  collectively  own all of the issued and  outstanding capital stock of Premier, consisting of 5,000,000 shares of common stock, no par value per share (the  "PREMIER  COMMON  STOCK") and 597,500  shares of preferred stock, $.0001 par value per share (the "PREMIER PREFERRED STOCK").

     C. The Shareholders are the holders of certain warrants issued by Premier, each warrant  entitling  the holder to purchase one share of the Premier  Common
Stock at an exercise price of $2.00 (the "PREMIER WARRANTS").

     B. The Shareholders desire to transfer and exchange:

              (a) all of their shares of Premier  Common Stock for  newly-issued shares of common stock,  $.001 par value per share, of Continuum (the "CONTINUUM
COMMON STOCK");

              (b)  all  of  their   shares  of  Premier   Preferred   Stock  for
newly-issued  shares of preferred stock, $.001 par value per share, of Continuum
(the "CONTINUUM PREFERRED STOCK"); and

              (c) all of their  Premier  Warrants for warrants  exercisable  for newly-issued  shares of  Continuum  Common  Stock  (the  "CONTINUUM  WARRANTS"),
substantially in the form attached hereto as EXHIBIT A.

     D. The  Shareholders  and Continuum  desire to consummate such transfer and exchange pursuant to the terms and conditions set forth herein.

                                   AGREEMENT:

     NOW,  THEREFORE,  in  consideration of the mutual premises herein set forth and certain other good and valuable  consideration,  the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                   THE SHARE EXCHANGE AND RELATED TRANSACTIONS

         Section 1.1 TAX FREE SHARE EXCHANGE.  In accordance with the provisions of this Agreement, the General Statutes of North Carolina (the "GSNC") and other applicable law, on the Closing Date (as defined below), the Shareholders  shall,

on a tax free basis,  deliver to Continuum the Premier Common Stock, the Premier
Preferred  Stock and the Premier  Warrants and in exchange  therefore  Continuum shall issue and deliver to the Shareholders a sufficient  number of newly issued shares of  Continuum  Common  Stock,  shares of  Continuum  Preferred  Stock and
Continuum  Warrants to cause the number of shares of Continuum  Common Stock and
Continuum  Preferred  Stock so  issued to be equal to nine  times the  number of shares of Continuum Common Stock outstanding  immediately prior to Closing,  the number of shares of Continuum Common Stock, shares of Continuum Preferred Stock, and Continuum Warrants to be issued to the Shareholders being stated on SCHEDULE
A (the exchange transaction is referred to herein as the "SHARE EXCHANGE").  The shares of Continuum  Common Stock,  the shares of Continuum  Preferred Stock and the Continuum  Warrants to be issued as part of the Share  Exchange are referred to herein  collectively  as the "CONTINUUM  SHARES," also sometimes  referred to hereinafter  as the  "EXCHANGE  CONSIDERATION."  Continuum  shall take, or shall cause one or more of its  shareholders  to take, as applicable,  such actions as are necessary to permit  Continuum to issue the Exchange  Consideration  without causing the number of shares of Continuum  Common Stock and Continuum  Preferred
Stock  outstanding  immediately  after the  Closing to exceed the number of such shares that Continuum is authorized to issue.

         Section  1.2 THE  CLOSING.  The  parties to this  Agreement  shall file articles of exchange  pursuant to the GSNC,  cause the Share  Exchange to become effective and consummate the other  transactions  contemplated by this Agreement
(the "CLOSING") PROVIDED,  HOWEVER, in no event shall the Closing occur prior to the  satisfaction of the conditions  precedent set forth in Articles VI, VII and
VIII  hereof.  The date of the  Closing is  referred  to herein as the  "CLOSING
DATE." The Closing shall take place at the offices of counsel to  Continuum,  or at  such  other  place  as may be  mutually  agreed  upon by  Continuum  and the
Shareholders.  At the Closing,  (i) the Shareholders shall deliver to Continuum:
(a) the original  stock  certificates  representing  the Premier  Common  Stock, together  with stock  powers duly  executed  in blank;  (b) the  original  stock certificates  representing  the Premier  Preferred  Stock,  together  with stock powers duly executed in blank;  and (c) the Premier  Warrants and (ii) Continuum
shall  deliver  to  the  Shareholders   (a)  stock   certificates  and  warrants
representing the Exchange Consideration and (b) a list of shareholders of record as of the Closing Date, including the number of shares of Continuum Common Stock held by each.

         Section 1.3 APPROVAL OF SHARE EXCHANGE.  By unanimous  written consent, the Premier Board of Directors has recommended to the Shareholders  that Premier enter into this Agreement. The Board of Directors of Continuum has approved this
Agreement  and the  transactions  contemplated  hereby  and no  other  corporate proceedings of Continuum are required with respect thereto.

                                   ARTICLE II
                              ADDITIONAL AGREEMENTS

         Section 2.1 ACCESS AND INSPECTION,  ETC. Each of Continuum,  on the one
hand, and Premier and the Shareholders, on the other hand, shall allow the other and its authorized representatives full access during normal business hours from and  after  the  date  hereof  and  prior  to  the  Closing  Date  to all of its properties, books, contracts,  commitments and records for the purpose of making such investigations as the requesting party may reasonably request in connection with the transactions  contemplated  hereby, and shall furnish to the requesting party such  information  concerning its affairs as may be reasonably  requested.
Each of Continuum,  on the one hand,  and Premier and the  Shareholders,  on the other  hand,  shall  cause  its  personnel  to assist  the other in making  such investigation and each party shall use reasonable  efforts to cause its counsel, accountants,  and other non-employee  representatives to be reasonably available to the other for such purposes.  The Shareholders  shall cause Premier to comply with all obligations of Premier under this Agreement.

         Section 2.2 CONFIDENTIAL  TREATMENT OF INFORMATION.  From and after the date hereof, Continuum, Premier and the Shareholders shall and shall cause their representatives to hold in confidence this Agreement (including the Exhibits and
Schedules  hereto),  all matters  relating  hereto and all data and  information obtained with respect to the other parties or their  business,  except such data or information as is published or is a matter of public record,  or as compelled by legal process.  In the event this Agreement is terminated pursuant to Article
X hereof,  each party shall  promptly  return to the  other(s)  any  statements, documents,  schedules,  exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

         Section  2.3 PUBLIC  ANNOUNCEMENTS.  After the date hereof and prior to the Closing,  neither Premier nor the Shareholders shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated  hereby  without  the  prior  written  consent  of  Continuum,  and
Continuum  shall not make any press  release,  statement  to  employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior  written  consent of  Premier,  except as may be required by law. No party hereto shall make any such  disclosure  unless the other  parties  receive prior notice of the contemplated  disclosure and have adequate time and opportunity to comment on such  disclosure,  which shall be satisfactory in form and content to each party and its counsel.

         Section 2.4  SECURITIES LAW  COMPLIANCE.  The issuance of the Continuum
Shares  to  the  Shareholders  hereunder  shall  not  be  registered  under  the
Securities  Act of 1933,  as amended,  (the  "Securities  Act") by reason of the exemption  provided by Section 4(2) thereof,  and such shares may not be further transferred unless such transfer is registered under applicable  securities laws or, in the  opinion of  Continuum's  counsel,  such  transfer  complies  with an exemption  from such  registration.  All  certificates  evidencing the Continuum
Shares  to be  issued to the  Shareholders  shall be  legended  to  reflect  the foregoing restriction.

         Section 2.5 BEST EFFORTS.  Subject to the terms and conditions provided in this  Agreement,  each of the parties  shall use its best  efforts to take or cause to be taken as promptly as  practicable  all  reasonable  actions that are within its power to cause to be  fulfilled  those  conditions  precedent  to its
obligations  or  the   obligations  of  the  other  parties  to  consummate  the
transactions contemplated by this Agreement that are dependent upon its actions.

         Section 2.6 FURTHER  ASSURANCES.  The parties shall deliver any and all other  instruments  or  documents  required  to be  delivered  pursuant  to,  or necessary  or  proper  in  order  to give  effect  to,  the  provisions  of this
Agreement,  including,  without limitation,  all necessary stock powers and such other  instruments  of transfer as may be  necessary  or  desirable  to transfer
ownership  of  Premier   Common  Stock  and  to  consummate   the   transactions
contemplated by this Agreement.

         Section 2.7 NONCOMPETITION.

              (a) From and  after the  Closing  Date and for a period of two (2)
years  thereafter  (the  "RESTRICTED  PERIOD")  and  except  for  employment  by
Continuum and/or Premier,  no Shareholder  shall directly or indirectly  compete with Continuum and/or Premier by owning, managing,  controlling or participating in the  ownership,  management or control of or be employed by or engaged in any
Competitive  Business (as defined herein) in the continental  United States.  As used herein,  a "COMPETITIVE  BUSINESS" is any other  corporation,  partnership, proprietorship,  firm or other business entity which is engaged in the provision of information technology consulting services.

              (b) From and after  the date  hereof  and  during  the  Restricted
Period,  no Shareholder shall induce or solicit any employee of Continuum and/or
Premier or any person doing business with Continuum  and/or Premier to terminate his or her employment or business  relationship with Continuum and/or Premier or otherwise interfere with any such relationship.

              (c) The Shareholders  agree and acknowledge that, by reason of the nature of the Shareholders' ownership interest in Continuum and/or Premier, each
Shareholder  will have or may have access to and become informed of confidential and secret  information which is a competitive asset of Continuum and/or Premier
("CONFIDENTIAL INFORMATION"),  including, without limitation,  technology, lists of customers,  financial  statistics,  research data or any other statistics and plans contained in profit plans, capital plans, critical issue plans,  strategic plans or marketing or operation plans or other trade secrets of Continuum and/or
Premier and any of the  foregoing  which  belong to any person or company but to which the  Shareholders  have had  access by reason of their  relationship  with
Continuum and/or Premier.  The  Shareholders  agree faithfully to keep in strict confidence,  and not,  either  directly or indirectly,  to make known,  divulge, reveal,  furnish, make available or use any such Confidential  Information.  The
Shareholders  acknowledge  that all  manuals,  instruction  books,  price lists, information  and records and other  information  and aids  relating to Continuum
and/or  Premier's  business,   and  any  and  all  other  documents   containing
Confidential  Information  furnished to the  Shareholders  by  Continuum  and/or
Premier or otherwise  acquired or developed  by the  Shareholders,  shall at all times be the property of Continuum and/or Premier.  Upon the termination of this
Agreement,  each  Shareholder  shall return to Continuum and/or Premier any such property or documents which are in their possession, custody or control, but the
Shareholders'  obligation of confidentiality  shall survive such termination and unless any such Confidential  Information shall have become, through no fault of
the  Shareholder,   generally  known  to  the  trade.  The  obligations  of  the
Shareholders  under this subsection are in addition to, and not in limitation or preemption of, all other obligations of  confidentiality  which each Shareholder
may  have  to  Continuum   and/or  Premier  under  general  legal  or  equitable
principles. Excluded from Confidential Information, and therefore not subject to the provisions of this Agreement, shall be any information which (i) at the time of disclosure,  is in the public domain;  (ii) after the disclosure,  enters the public  domain  through  no  fault  of the  Shareholder;  or  (iii)  by  written documentation  was acquired,  after  disclosure,  from a third party who did not receive it from  Continuum  or Premier,  and who had the right to  disclose  the information without any obligation to hold such information confidential.

         Section 2.8 REMEDIES.  It is expressly  agreed by the  Shareholders and
Continuum  that the  provisions  in Section 2.7 are  reasonable  for purposes of preserving for Continuum and/or Premier its business,  goodwill and Confidential
Information.  It is also agreed that if any provision is found by a court having jurisdiction  to be  unreasonable  because  of  scope,  area or time,  then that provision  shall  be  amended  to  correspond  in  scope,  area and time to that considered  reasonable  by a court  and as  amended  shall be  enforced  and the remaining  provisions shall remain  effective.  In the event any breach of these provisions by any  Shareholder,  the parties  recognize and  acknowledge  that a remedy  at law will be  inadequate  and  Continuum  and/or  Premier  may  suffer irreparable injury. The Shareholders consent to injunctive and other appropriate equitable  relief  without  the  posting  of a  bond  upon  the  institution  of proceedings  therefor by Continuum and/or Premier in order to protect  Continuum and/or Premier's rights. Such relief shall be in addition to any other relief to which Continuum  and/or Premier may be entitled at law, in equity,  or under any other  agreement  between each  Shareholder and Continuum  and/or  Premier.  The provisions of this Section 2.8 shall survive the termination of this Agreement.

         Section 2.9 RELEASE OF CLAIMS.  Effective as of the Closing  Date,  and
except for any  obligations  arising  out of this  Agreement  and except for any indemnification obligations with respect to actions arising prior to the Closing
Date, each Shareholder and that Shareholder's successors, predecessors, assigns, agents,  advisors,  legal  representatives,  partners and all persons acting by, through  or under  that  Shareholder,  hereby  release  Premier  and each of its
successors,   predecessors,  assigns,  agents,  advisors,  officers,  directors, employees, legal representatives, partners and all persons acting by, through or under  each of them,  from any and all  claims,  obligations,  causes of action,
actions,  suits,  contracts,   controversies,   agreements,  promises,  damages,
demands,  costs,  attorneys' fees and liabilities of any nature  whatsoever from the beginning of time up to and including the Closing Date, in law or at equity, whether  known  now  or on  the  Closing  Date,  anticipated  or  unanticipated, suspected or claimed, fixed or contingent,  liquidated or unliquidated,  arising out of, in connection with or relating to any matter, cause or thing whatsoever.

         Section 2.10  NO-SHOP.  From the date hereof until the  termination  of this Agreement, none of Premier, any Shareholder or Continuum shall, directly or indirectly,  make,  solicit,  initiate or encourage  submission  of proposals or offers from any persons  (including any of their employees or officers) relating to an  Acquisition  Proposal (as defined  below).  As used herein,  "ACQUISITION
PROPOSAL"  means any  proposal or offer  involving a  liquidation,  dissolution, recapitalization,  merger,  consolidation  or  acquisition or purchase of all or substantially  all of the assets of, or equity interest in, Continuum or Premier or other similar transaction or business combination  involving either Continuum or Premier.  Each of Continuum,  Premier and each Shareholder  shall immediately cease and cause to be terminated  all  discussions  or  negotiations  with third parties with respect to any Acquisition  Proposal,  if any,  exiting on the date hereof.

         Section 2.11 OPTIONS.  (a) On condition that at or prior to the Closing the  options  issued by Premier  to Steve  Bayern and Pat  Kolenik  jointly  are cancelled,  at the Closing  Continuum  shall issue to Mr. Bayern and Mr. Kolenik jointly, in accordance with an option agreement in a form reasonably  acceptable to Continuum, Premier, Mr. Bayern, and Mr. Kolenik, the following options:

              (i) An option to purchase a number of shares of  Continuum  Common
Stock equal to 245,000  multiplied by a fraction,  the numerator of which is the total number of shares of Continuum  Common Stock issued to the  Shareholders at the  Closing  and the  denominator  of which is the  total  number  of shares of
Premier  Common  Stock  outstanding  at the  Closing,  at an  exercise  price of
$180,000.  This  option may be  exercised  in whole or in part any time prior to
October 31, 2004.  If this option is not exercised in whole prior to October 31,
2004, it will then terminate with regard to any unexercised portion.

              (ii) An option to purchase a number of shares of Continuum  Common
Stock  equal  to  4.5%  of the  number  of  shares  of  Continuum  Common  Stock outstanding  on the Option Price Date at an exercise  price equal to the average closing  price of a share of  Continuum  Common Stock during the 10 trading days immediately  preceding the Option Price Date. For purposes of this Section 2.11, the "OPTION PRICE DATE" means the 90th day following the commencement of trading of shares of  Continuum  Common  Stock.  The option may be exercised in whole or part at any time during the two years  following  the Option Price Date. If this option is not exercised in whole during that period, it will then terminate with regard to any unexercised portion.

              (b) The option  agreement  relating  to each of the above  options will  provide that (1) the holder of each option has the right to request on one occasion that Continuum promptly file a registration statement permitting resale by the holder of the shares  underlying the option and (2) if Continuum  files a registration  statement  it will notify the holder and the holder  will,  on one occasion,  be entitled to have the shares  underlying the option included in the registration statement.

         Section 2.12 CONTINUUM SHARES AVAILABLE FOR FUTURE ISSUANCES.  Promptly
after the  Closing,  the  Shareholders,  in their  capacity as  shareholders  of
Continuum, shall by written consent in lieu of a meeting cause Continuum to take appropriate  action to ensure that Continuum has available  sufficient shares of
Continuum  Common Stock to issue upon  conversion of all  outstanding  shares of
Continuum  Preferred Stock and exercise of all issued Continuum  Warrants,  that appropriate  action  consisting  of either a reverse  stock  split of  Continuum
Common  Stock and  Continuum  Preferred  Stock or an  amendment  of  Continuum's articles of incorporation to increase the authorized stock.  Those  Shareholders that own shares of Premier Preferred Stock and Premier Warrants acknowledge that until that action is taken,  Continuum may not have available  sufficient shares of  Continuum  Common  Stock to issue  upon  conversion  of shares of  Continuum
Preferred Stock and exercise of Continuum Warrants.

         Section 2.13 PAYMENT OF  LIABILITIES.  At the closing,  Continuum  will have less than $75,000 of liabilities and Premier will pay all such  liabilities in full at the Closing.

                                  ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS AND PREMIER

     To induce  Continuum to enter into this  Agreement  and to  consummate  the transactions  contemplated  hereby,  Premier  and the  Shareholders  jointly and severally represent and warrant to and covenant with Continuum as follows:

         Section 3.1  ORGANIZATION;  COMPLIANCE.  Premier is a corporation  duly organized,  validly  existing  and in good  standing  under  the  laws of  North
Carolina. Premier is (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted,  and (b)
duly  licensed and  qualified in all  jurisdictions  where the  character of the property  owned by it or the nature of the business  transacted by it makes such license or qualification necessary,  except where the failure to do so would not reasonably  be  expected  to result in a  material  adverse  effect on  Premier.
SCHEDULE  3.1  lists  all  locations  where  Premier  has an  office or place of business and the nature of the ownership  interest in such property (fee, lease, or other).

         Section 3.2 CAPITALIZATION AND RELATED MATTERS.

               (a) Premier has an  authorized  capital  consisting of 20,000,000 shares of Premier Common Stock and 1,000,000 shares of Premier  Preferred Stock, of which 5,000,000  shares of Premier Common Stock and 597,500 shares of Premier
Preferred  Stock  are  issued  and  outstanding  as  of  the  date  hereof.  All outstanding  shares of Premier Common Stock and Premier Preferred Stock are duly and validly issued, and are fully paid and  nonassessable.  No shares of Premier capital  stock (i) were  issued in  violation  of the  preemptive  rights of any shareholder,  (ii) were issued in violation  of any federal or state  securities laws. or (iii) are held as treasury stock.

               (b) Except for Premier Warrants and as set forth on SCHEDULE 3.2, there are no outstanding  securities  convertible  into capital stock of Premier nor any rights to subscribe for or to purchase,  or any options for the purchase of, or any agreements  providing for the issuance  (contingent or otherwise) of, or any calls,  commitments or claims of any character  relating to, such capital stock or securities  convertible into such capital stock. Premier is neither (i)
subject to any  obligation  (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital  stock,  nor (ii) liable for  dividends  or other distributions declared or accrued, but unpaid, with respect to any capital stock.

               (c) The  Shareholders  are,  and  will  immediately  prior to the
Closing  be, the record and  beneficial  owners of all shares of Premier  Common
Stock and Premier Preferred Stock, free and clear of all claims, liens, options, agreements,  restrictions,  and encumbrances  whatsoever and no Shareholder is a party to any  agreement,  understanding  or  arrangement,  direct  or  indirect, relating to the Premier  Common  Stock or Premier  Preferred  Stock,  including, without limitation, agreements,  understandings or arrangements regarding voting or sale of such stock.

         Section 3.3 SUBSIDIARIES.  Except as disclosed in SCHEDULE 3.3, Premier owns (a) no shares of  capital  stock of any other  corporation,  including  any joint stock  company,  and (b) no other  proprietary  interest  in any  company, partnership, trust or other entity, including any limited liability company.

         Section 3.4 EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

              (a)  This  Agreement  has  been  duly  and  validly  executed  and delivered and is a valid and binding  agreement of Premier and the Shareholders, enforceable in accordance with its terms.  Premier and the Shareholders have the absolute and unrestricted right, power,  authority,  and capacity to execute and deliver this  Agreement  and the documents to be delivered by them in connection with the Closing and to perform their obligations under this Agreement.

              (b) The  execution  and delivery of this  Agreement by Premier and the Shareholders does not, and the consummation of the transactions contemplated hereby will not,  constitute  a breach or  violation of the charter or bylaws of
Premier, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of  termination,  cancellation or acceleration under) any note, bond, mortgage, lease, indenture,  agreement or obligation to which  Premier or any  Shareholder  is a party,  pursuant to which
Premier or any Shareholder  otherwise receives benefits,  or to which any of the properties of Premier or any  Shareholder  is subject,  or violate any judgment, order, decree, statute or regulation applicable to Premier or any Shareholder or by which any of them may be subject.

         Section 3.5 CORPORATE  RECORDS.  The statutory  records,  including the stock  register  and minute  books of  Premier,  fully  reflect  all  issuances, transfers  and  redemptions  of its  capital  stock,  currently  show  and  will correctly  show the  total  number of shares of its  capital  stock  issued  and outstanding  on the date hereof and on the Closing  Date.  The books of account, minute books,  stock record,  books, and other records of Premier,  all of which have been made available to Continuum,  are complete and correct in all material respects.  The minute books of Premier contain  accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of  Directors,  and  committees  of the Boards of Directors  of Premier,  and no meeting of any shareholders,  Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.
At the  Closing,  all of those books and records  will be in the  possession  of
Premier.

         Section 3.6 FINANCIAL STATEMENTS.

              (a) Premier and the  Shareholders  have delivered to Continuum the audited  balance  sheet of Premier as of December 31, 2003 (the balance sheet as of December 31, 2003 is hereinafter referred to as the "BALANCE SHEET"), and the related statements of income, shareholders' equity and cash flows of Premier for the fiscal year ended  December 31, 2003 and the  independent  auditors'  report thereon.  In addition,  Premier and the Shareholders have delivered to Continuum the balance sheet of Premier as of June 30, 2004, and the related  statements of income,  shareholders'  equity and cash  flows of Premier  for the three and six months ended June 30, 2004.  Premier represents that the June 30, 2004 financial
statements  have  been  reviewed  by  Premier's   independent  certified  public
accountants.   All  the  foregoing  financial  statements,  and  any  additional financial  statements  delivered  pursuant to this  Section 3.6, are referred to herein collectively as the "PREMIER FINANCIAL STATEMENTS."

              (b)  The  Premier  Financial  Statements  have  been  and  will be
prepared  in  accordance   with   generally   accepted   accounting   principals
consistently  applied ("GAAP") throughout the periods involved,  subject, in the case of interim financial  statements,  to normal recurring year-end adjustments
(the effect of which will not,  individually or in the aggregate,  be materially adverse)  and the  absence  of notes  (that,  if  presented,  would  not  differ materially  from those included in the Balance  Sheet),  applied on a consistent basis,  and  fairly  reflect  and will  reflect  in all  material  respects  the financial  condition  of Premier as at the dates  thereof and the results of the operations of Premier for the periods then ended,  and are true and complete and are consistent with the books and records of Premier.

         Section 3.7 LIABILITIES. Except as described in Schedule 3.7, as of the date of this Agreement and as of the Closing Date,  Premier has no, and will not have any debt,  liability or obligation of any kind, whether accrued,  absolute, contingent  or  otherwise,  except (a) those  reflected  on the  Balance  Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business  (consistent  with past practice) since June 30, 2004, none of which has had or would reasonably be expected to have (singularly or in the aggregate)
a material adverse effect on the financial condition of Premier.

         Section 3.8 ABSENCE OF CHANGES.  Except as described  in SCHEDULE  3.8, from June 30, 2004 to the date of this Agreement:

              (a) there has not been any adverse change in the business, assets, liabilities,  results of operations or financial  condition of Premier or in its relationships with suppliers,  customers,  employees,  lessors or others,  other than changes in the ordinary course of business, none of which, singularly or in the  aggregate,  have had or would  reasonably  be  expected  to have a material adverse effect on the business, properties or financial condition of Premier;

              (b) there has not been any: (i) change in Premier's  authorized or issued capital stock, retirement,  or other acquisition by Premier of any shares of any such  capital  stock;  (ii) a  declaration  or payment of any dividend or other  distribution  or payment in  respect  of shares of capital  stock;  (iii)
amendment to the Articles of Incorporation  or Bylaws of Premier;  (iv) increase by Premier of any bonuses,  salaries,  or other compensation to any shareholder, director,  officer,  or (except in the ordinary course of business)  employee or entry into any employment,  severance,  or similar  agreement with any director, officer,  or  employee;  (v)  adoption  of, or  increase  in the  payments to or benefits  under,  any profit sharing,  bonus,  deferred  compensation,  savings, insurance,  pension,  retirement, or other employee benefit plan for or with any employees of Premier;  (vi) sale,  lease,  or other  disposition of any asset or property of Premier or  mortgage,  pledge,  or  imposition  of any lien or other encumbrance  on any  material  asset or property of Premier,  in each case other than in the ordinary  course of business;  (vii)  cancellation  or waiver of any claims or rights with a value to Premier in excess of $10,000;  (viii)  material change in the accounting  methods used by Premier;  or (ix)  agreement,  whether oral or written, by Premier to do any of the foregoing.

         Section 3.9 TITLE TO PROPERTIES.  Premier has good and marketable title to all of its  properties  and assets,  real and  personal,  including,  but not limited  to,  those  reflected  in the  Balance  Sheet  (except as since sold or otherwise  disposed  of in the  ordinary  course of  business,  or as  expressly provided for in this Agreement),  free and clear of all  encumbrances,  liens or charges of any kind or  character  except:  (a) those  securing  liabilities  of
Premier  incurred  in the  ordinary  course  (with  respect  to which no default exists) and (b) imperfections of title and  encumbrances,  if any, which, in the aggregate (i) are not substantial in amount;  (ii) do not detract from the value of the property  subject thereto or impair the operations of Premier;  and (iii)
would not  reasonably  be  expected  to have a  material  adverse  effect on the business, properties or assets of Premier.

         Section 3.10  COMPLIANCE  WITH LAW.  Since the inception of Premier and except for any applicable statute of limitations that have expired, the business and  activities of Premier have at all times been  conducted in accordance  with its Articles of  Incorporation  and Bylaws and any applicable  law,  regulation, ordinance,  order, License (as defined below), permit, rule, injunction or other restriction or ruling of any court or  administrative  or  governmental  agency, ministry,  or body,  except where the failure to do so would not  reasonably  be expected to result in a material adverse effect on Premier.

         Section 3.11 TAXES.  Premier has duly filed with the appropriate taxing authorities all federal,  provincial, and material local and foreign tax returns and reports,  and all returns and reports of all other governmental units having jurisdiction  with respect to taxes imposed on it or on its income,  properties, sales,  franchises,  operations or employee  benefit  plans or trusts,  all such returns were  complete and accurate in all material  respects when filed and all taxes and assessments  payable by Premier have been paid to the extent that such taxes have become due.  All taxes  accrued or payable by Premier for all periods through December 31, 2003 have been accrued or paid in full,  whether or not due and  payable  and  whether or not  disputed.  Premier  has  withheld  proper and accurate  amounts from its employees for all periods in full compliance with the tax withholding  provisions of applicable foreign,  federal, state and local tax laws.  There are no waivers or  agreements  by Premier for the extension of time for the  assessment of any taxes.  There are no  examinations  of the income tax returns of Premier pending, or any proposed  deficiencies or assessments against
Premier of additional taxes of any kind.

         Section 3.12 REAL PROPERTIES.  Premier does not have an interest in any real property, except for the Leases (as defined below).

         Section  3.13  LEASES OF REAL  PROPERTY.  All leases  pursuant to which
Premier is a lessee of any real property as of the date of this  Agreement  (the
"LEASES")  are  listed  in  SCHEDULE  3.13  and are  valid  and  enforceable  in accordance with their terms.  There is not under any of such Leases any material default or any  claimed  material  default by Premier or any event of default or event which with notice or lapse of time, or both,  would  constitute a material default by Premier and in respect to which Premier has not taken  adequate steps to  prevent  a default  on its part from  occurring.  The  copies of the  Leases heretofore  furnished  to Continuum  are true,  correct and  complete,  and such
Leases  have not been  modified  in any  respect  since  the date  they  were so furnished,  and are in full force and  effect in  accordance  with their  terms.
Premier is lawfully in  possession  of all real  properties  of which they are a lessee.

         Section  3.14  CONTINGENCIES.  There are no actions,  suits,  claims or proceedings pending, or to the knowledge of the Shareholders threatened against, by or affecting,  Premier in any court or before any arbitrator or  governmental agency that would  reasonably be expected to have a material  adverse  effect on
Premier or which could  materially and adversely  affect the right or ability of any Shareholder to consummate the transactions contemplated hereby. To Premier's and the  Shareholders'  knowledge,  there is no valid  basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against Premier.
There are no unsatisfied  judgments  against  Premier and no consent  decrees or similar  agreements  to which  Premier is subject and which would  reasonably be expected to have a material adverse effect on Premier.

                                       10

         Section 3.15 MATERIAL CONTRACTS. SCHEDULE 3.15 contains a complete list of all  contracts  of  Premier  as of the date of this  Agreement  that  involve consideration  in excess of the equivalent of $100,000 or have a term of one (1)
year or more (the  "MATERIAL  CONTRACTS").  Premier has delivered to Continuum a true, correct and complete copy of each of the written contracts,  and a summary of each oral contract,  listed on SCHEDULE 3.15. Except as disclosed in SCHEDULE
3.15;  (a) Premier has performed all material  obligations to be performed by it through  the date of this  Agreement  under  all such  contracts,  and is not in material default thereof, (b) no condition exists or has occurred which with the giving of notice or the lapse of time,  or both,  would  constitute  a  material default by Premier or accelerate the maturity of, or otherwise modify,  any such contract,  and (c) all such contracts are in full force and effect. To Premier's or the  Shareholders'  knowledge,  no other party to any of such contracts is in material default under that contract.

         Section 3.16  POSSESSION OF FRANCHISES,  LICENSES,  ETC.  Premier:  (a)
possess all franchises, certificates, licenses, permits and other authorizations
(collectively,   the  "LICENSES")  from  governmental   authorities,   political
subdivisions  or regulatory  authorities  that are necessary for the  ownership, maintenance  and  operation of its business in the manner  presently  conducted, except for any License,  the lack of which could not  reasonably  be expected to have a  material  adverse  effect on  Premier;  (b) is not in  violation  of any material provisions  thereof;  and (c) has maintained and amended, as necessary, all Licenses and duly  completed  all filings and  notifications  in  connection therewith.

         Section 3.17 AGREEMENTS AND TRANSACTIONS  WITH RELATED PARTIES.  Except
as disclosed on SCHEDULE 3.17, and except as disclosed in the Premier  Financial
Statements,  Premier  is  not a  party  to any  contract,  agreement,  lease  or transaction  with,  or any other  commitment  to, (a) any  Shareholder,  (b) any person  related by blood,  adoption  or  marriage  to any  Shareholder,  (c) any director or officer of Premier, (d) any corporation or other entity in which any of the  foregoing  parties has,  directly or  indirectly,  at least five percent
(5.0%) beneficial interest in the capital stock or other type of equity interest in such  corporation or other entity,  or (e) any  partnership in which any such party is a general  partner or a limited  partner  having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a
"RELATED PARTY" and, collectively,  as the "RELATED PARTIES").  Without limiting the  generality  of the  foregoing,  except as set forth in SCHEDULE  3.17,  and except as  disclosed  in the Premier  Financial  Statements,  no Related  Party,
directly or indirectly, owns or controls any assets or properties which are used in the business of Premier.

         Section 3.18  CONDITION AND  SUFFICIENCY  OF ASSETS.  The buildings and equipment  leased or owned by Premier are generally in good operating  condition and  repair,  and are  adequate  for the uses to which they are being  put.  The buildings and equipment of Premier are sufficient  for the continued  conduct of
Premier's  business  after  the  Closing  in  substantially  the same  manner as conducted prior to the Closing.

         Section 3.19  DIVIDENDS  AND OTHER  DISTRIBUTIONS.  Except as stated in
SCHEDULE 3.19, no dividends and other distributions have been declared,  paid or payable by Premier to the Shareholders since January 1, 2004.

                                       11

         Section 3.20 LITIGATION. As of the date of this Agreement,  there is no suit, action or proceeding pending,  and no person has  overtly-threatened  in a writing delivered to Premier or the Shareholders to commence any suit, action or proceeding,  against or  affecting  Premier that would,  individually  or in the aggregate,  reasonably be expected to have a material adverse effect on Premier, nor is there any  judgment,  decree,  injunction,  or order of any  governmental entity or  arbitrator  outstanding  against,  or, to the  knowledge  of Premier, pending  investigation  by any  governmental  entity  involving,  Premier or any
Shareholders  that individually or in the aggregate would reasonably be expected to have a material adverse effect on Premier.

         Section  3.21 FULL  DISCLOSURE.  No  representation  or warranty of the
Shareholders  contained  in  this  Agreement,  and  none  of the  statements  or information  concerning  Premier  contained in this Agreement and the Schedules, contains or will  contain as of the date  hereof and as of the Closing  Date any untrue statement of a material fact nor will such  representations,  warranties, covenants or  statements  taken as a whole omit a material  fact  required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 3.22 ACCREDITED INVESTOR.  Each Shareholder represents that the
Shareholder is an  "accredited  investor" as that term is defined in rule 501(a)
of Regulation D under the Securities Act.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF CONTINUUM

     To induce the  Shareholders  to enter into this Agreement and to consummate the transactions  contemplated hereby,  Continuum represents and warrants to and covenants with the Shareholders as follows:

         Section 4.1  ORGANIZATION.  Continuum is a corporation  duly organized, validly  existing  and in good  standing  under the laws of the State of Nevada.
Continuum  is  entitled  to own or  lease  its  properties  and to  carry on its business  as and  in the  places  where  such  business  is now  conducted,  and
Continuum  is  duly  licensed  and  qualified  in all  jurisdictions  where  the character of the property  owned by it or the nature of the business  transacted by it makes such license or qualification  necessary,  except where such failure would not  reasonably  be  expected  to result in a material  adverse  effect on
Continuum or its subsidiaries.

         Section 4.2 CAPITALIZATION AND RELATED MATTERS.

              (a)  Continuum  has   authorized   capital  stock   consisting  of
45,000,000  shares of Common Stock and 5,000,000  shares of Preferred Stock. All outstanding shares of Continuum Common Stock are duly and validly issued,  fully paid and  nonassessable.  The  Continuum  Shares will be, when issued,  duly and validly authorized and fully paid and non-assessable,  and will be issued to the
Shareholder free of all encumbrances,  claims and liens whatsoever. Continuum is neither (i) subject to any obligation (contingent or otherwise) to repurchase or otherwise  acquire  or retire  any of its  capital  stock,  nor (ii)  liable for dividends or other distributions  declared or accrued,  but unpaid, with respect to any capital stock.

                                       12

              (b) Continuum does not have outstanding any securities convertible into  capital  stock,  nor any rights to subscribe  for or to  purchase,  or any options  for the  purchase  of, or any  agreements  providing  for the  issuance
(contingent  or  otherwise)  of,  or any  calls,  commitments  or  claims of any character  relating to, its capital  stock or  securities  convertible  into its capital stock.

              (c) Continuum  has provided to Premier a list of the  shareholders of record of Continuum as of the date of this Agreement, including the number of shares of Continuum Common Stock held by each.

         Section 4.3 EXECUTION; NO INCONSISTENT AGREEMENTS; ETC.

              (a) This Agreement is a valid and binding  agreement of Continuum, enforceable  in  accordance  with its  terms.  Continuum  has the  absolute  and unrestricted right, power,  authority,  and capacity to execute and deliver this
Agreement and the documents to be delivered by it in connection with the Closing and to perform its obligations under this Agreement.  By written consent in lieu of a meeting, the Board of Directors of Continuum has approved execution of this
Agreement by Continuum  and  consummation  of the Share  Exchange,  and no other corporate proceedings of Continuum are required with respect thereto.

              (b) The execution and delivery of this Agreement by Continuum does not, and the  consummation  of the  transactions  contemplated  hereby will not, constitute a breach or violation of the Articles of  Incorporation  or Bylaws of
Continuum or a default  under any of the terms,  conditions or provisions of (or an  act  or  omission  that  would  give  rise  to  any  right  of  termination, cancellation or acceleration  under) any material note, bond,  mortgage,  lease, indenture, agreement or obligation to which Continuum or any of its subsidiaries is a party,  pursuant to which any of them  otherwise  receive  benefits,  or to which any of the  properties  of Continuum is subject,  or violate any judgment, order,  decree,  statute  or  regulation  applicable  to  Continuum  or by which
Continuum may be subject.

         Section 4.4 CORPORATE  RECORDS.  The statutory  records,  including the stock  register  and minute books of  Continuum,  fully  reflect all  issuances, transfers  and  redemptions  of its  capital  stock,  currently  show  and  will correctly  show the  total  number of shares of its  capital  stock  issued  and outstanding  on the date hereof and on the Closing  Date.  The books of account, minute books,  stock record books, and other records of Continuum,  all of which have been made  available  to Premier,  are complete and correct in all material respects. The minute books of Continuum contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors,  and  committees  of the Boards of Directors of Continuum,  and no meeting of any shareholders,  the Board of Directors, or committee has been held for which  minutes have not been  prepared and are not  contained in such minute books.

         Section 4.5 FINANCIAL STATEMENTS.

              (a) Continuum has delivered to Premier the audited  balance sheets of Continuum as of December 31, 2003, the unaudited balance sheet as of June 30,
2004,  the audited  statement of income for the two fiscal years ended  December
31,  2003,  and the  unaudited  statement of income for the six (6) months ended

                                       13

June  30,  2004  (collectively,   the  "CONTINUUM  FINANCIAL  STATEMENTS").  The
Continuum  Financial  Statements  have been  prepared in  accordance  with GAAP, applied on a consistent  basis  (except  that the  unaudited  statements  do not contain  all the  disclosures  required  by GAAP),  and  fairly  reflect  in all material  respects the  consolidated  financial  condition of Continuum  and its subsidiaries as at the dates thereof and the consolidated results of Continuum's operations for the periods then ended.

              (b) From June 30, 2004,  except as disclosed in the SEC  Documents
(as  defined  below)  there has not been any  adverse  change  in the  business, assets,  liabilities,  results of operations or financial condition of Continuum or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the business, properties or financial condition of Continuum.

         Section 4.6  LIABILITIES.  As of the date of this Agreement,  except as disclosed in the SEC  Documents,  Continuum  has no material  debt,  commitment, liability or obligation of any kind,  whether accrued,  absolute,  contingent or otherwise,  except (a) those  reflected on the Continuum  Financial  Statements, including the notes thereto, and (b) liabilities incurred in the ordinary course of business  since June 30, 2004,  none of which has had or could  reasonably be expected  to have a  material  adverse  affect  on the  financial  condition  of
Continuum.

         Section 4.7  COMPLIANCE  WITH LAW. Since the inception of Continuum and except for any applicable statute of limitations that have expired, the business and activities of Continuum have at all times been conducted in accordance  with its Articles of  Incorporation  and Bylaws and any applicable  law,  regulation, ordinance, order, License (as defined in Section 3.16), permit, rule, injunction or other  restriction or ruling of any court or  administrative  or governmental agency,  ministry,  or  body,  except  where  the  failure  to do so  would  not reasonably be expected to result in a material adverse effect on Continuum.

         Section 4.8 TAXES.  Continuum  has duly filed all federal,  provincial, and  material  local and foreign tax  returns and  reports,  and all returns and reports of all other  governmental  units  having  jurisdiction  with respect to taxes imposed on it or on its income, properties, sales, franchises,  operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, except for any inaccuracies that would not reasonably be expected to have a  material  adverse  effect on  Continuum,  and all taxes and  assessments payable by  Continuum  have been paid to the extent  that such taxes have become due. All taxes accrued or payable by Continuum for all periods through  December
31, 2003 have been  accrued or paid in full,  whether or not due and payable and whether or not disputed. Continuum has withheld proper and accurate amounts from its  employees  for all  periods  in full  compliance  with the tax  withholding provisions of applicable foreign,  federal,  state and local tax laws. There are no  waivers  or  agreements  by  Continuum  for the  extension  of time  for the assessment of any taxes.  There are no examinations of the income tax returns of
Continuum pending, or any proposed deficiencies or assessments against Continuum of additional taxes of any kind.

         Section  4.9  CONTINGENCIES.  There are no  actions,  suits,  claims or proceedings pending or, to the knowledge of Continuum's  management,  threatened against,  by or  affecting  Continuum in any court or before any  arbitrator  or governmental  agency which could have a material  adverse effect on Continuum or

                                       14

which could materially and adversely affect the right or ability of Continuum to consummate the transactions  contemplated hereby. To the knowledge of Continuum, there is no valid basis upon which any such action,  suit,  claim or  proceeding may be commenced or asserted against Continuum or its subsidiaries. There are no unsatisfied  judgments  against  Continuum  and no  consent  decrees  or similar agreements  to which  Continuum or its  subsidiaries  is subject and which could have a material  adverse effect on Continuum or its  subsidiaries or which could materially and adversely  affect the right or ability of Continuum to consummate the transactions contemplated hereby.

         Section  4.10  CONTRACTS.  Continuum  is not  party  to any  contracts, whether oral or written.

         Section 4.11 LITIGATION. As of the date of this Agreement,  there is no suit, action or proceeding pending,  and no person has  overtly-threatened  in a writing  delivered  to Continuum  to commence  any suit,  action or  proceeding, against or affecting  Continuum  that would,  individually  or in the aggregate, reasonably be expected to have a material  adverse  effect on Continuum,  nor is there any judgment,  decree,  injunction, or order of any governmental entity or arbitrator  outstanding  against,  or, to the  knowledge of  Continuum,  pending investigation by any governmental entity involving,  Continuum that individually or in the  aggregate  would  reasonably  be expected to have a material  adverse effect on Continuum.

         Section 4.12 10(B)-5. Except for the Company's Quarterly Report on Form
10-Q for the quarter  ended June 30,  2004,  the Company has filed all  required reports,  schedules,  forms,  statements and other documents with the Securities and Exchange Commission (the "SEC DOCUMENTS").  The SEC Documents, as amended to date, do not include any untrue  statement of material fact, nor do they omit to state any  material  fact  required to be stated  therein  necessary to make the statements made, in light of the  circumstances  under which they were made, not misleading.

         Section  4.13  FULL  DISCLOSURE.   No  representation  or  warranty  of
Continuum contained in this Agreement, and none of the statements or information concerning Continuum contained in this Agreement and the Schedules,  contains or will  contain  as of the date  hereof  and as of the  Closing  Date  any  untrue statement  of  a  material  fact  nor  will  such  representations,  warranties, covenants or  statements  taken as a whole omit a material  fact  required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Section 4.14 LEASES.  Continuum does not lease nor rent any properties.

                                   ARTICLE V
                 CONDUCT OF BUSINESS OF PREMIER PENDING CLOSING

         Section  5.1  BUSINESS  IN  THE  ORDINARY   COURSE.   Premier  and  the
Shareholders  covenant  and agree that  between  the date hereof and the Closing
Date,  the business of Premier shall be conducted  only in the ordinary  course, and  consistent  with past  practice.  Without  limiting the  generality  of the foregoing, and except as otherwise approved in writing by Continuum:

                                       15

              (a) Premier shall not enter into any contract,  agreement or other arrangement that would constitute a Material  Contract,  except for contracts to sell or supply goods or services to customers in the ordinary course of business at  prices  and on  terms  substantially  consistent  with the  prior  operating practices of Premier;

              (b) except for sales of personal  property in the ordinary  course of its business,  Premier shall not sell, assign,  transfer,  mortgage,  convey, encumber  or  otherwise  dispose  of, or cause the sale,  assignment,  transfer, mortgage,  conveyance,  encumbrance or other disposition of any of the assets or properties of Premier or any interest therein;

              (c)  Premier  shall  not  acquire  any  material  assets,   except
expenditures made in the ordinary course of business as reasonably  necessary to enable  Premier to conduct its normal  business  operations  and to maintain its normal  inventory of goods and materials,  at prices and on terms  substantially consistent with current market conditions and prior operating practices;

              (d) Premier  shall  maintain in full force and effect all existing insurance policies or other insurance equivalent thereto;

              (e) the books, records and accounts of Premier shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

              (f)  Premier  shall use its  reasonable  efforts to  preserve  its business organization, to preserve the good will of its suppliers, customers and others having business relations with Premier, and to retain the services of key employees  and agents of Premier  after the Closing Date on terms  acceptable to
Continuum;

              (g) except as they may terminate in  accordance  with the terms of this  Agreement,  Premier  shall keep in full force and effect,  and not cause a default of any of its obligations under, each of its contracts and commitments;

              (h) Premier  shall duly comply in all material  respects  with all laws applicable to it and to the conduct of its business;

              (i) Premier  shall not create,  incur or assume any  liability  or indebtedness,  except in the ordinary  course of business  consistent  with past practices;

              (j)  Premier  shall  not  make  or  commit  to  make  any  capital expenditures in excess of ten thousand dollars ($10,000) in the aggregate;

              (k) other than as contemplated  in this  Agreement,  Premier shall not  apply any of its  assets to the  direct  or  indirect  payment,  discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholder or any Related Party; and

                                       16

              (l)  neither  Premier nor the  Shareholders  shall take or omit to take any action which would render any of the Shareholders'  representations  or warranties  untrue  or  misleading,  or which  would  be a breach  of any of the
Shareholders' covenants.

         Section 5.2 NO MATERIAL  CHANGES.  Prior to the Closing  Premier  shall not, without the prior written consent of Continuum,  which consent shall not be unreasonably  withheld,  materially alter its organization,  capitalization,  or financial structure, practices or operations. Without limiting the generality of the foregoing:

              (a) no change  shall be made in the Articles of  Incorporation  or
Bylaws of Premier;

              (b) no change shall be made in the  authorized  or issued  capital stock of Premier;

              (c)  Premier  shall  not  issue or grant  any  right or  option to purchase or otherwise acquire any of its capital stock or other securities;

              (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of Premier; and

              (e) no change shall be made affecting the banking  arrangements of
Premier.

         Section 5.3 COMPENSATION. No increase shall be made in the compensation or employee  benefits  payable or to become  payable to any  director,  officer, employee or agent of Premier,  and no bonus or  profit-sharing  payment or other arrangement  (whether  current  or  deferred)  shall be made to or with any such director,  officer, employee or agent, except in the ordinary course of business and consistent with prior practices.

         Section 5.4  NOTIFICATION.  Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would  constitute a breach or  violation of this  Agreement by any  party or that  would  cause  any  representation  or  warranty  made by the notifying party in this Agreement to be false or misleading in any respect.  The
Shareholders   will  promptly  notify  Continuum  of  any  event  of  which  the
Shareholders  obtain knowledge which could have a material adverse effect on the business,  assets, financial condition or prospects of Premier. The Shareholders shall have the right to update the Schedules to this Agreement immediately prior to Closing;  provided,  if such update discloses any breach of a representation, warranty,  covenant or obligation of the Shareholders and/or Premier,  Continuum shall  have  the  right to then  exercise  its  available  rights  and  remedies hereunder.

                                   ARTICLE VI
                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES

     The obligation of Premier, the Shareholders and Continuum to consummate the

                                       17

transactions contemplated by this Agreement are subject to the satisfaction,  on or before the Closing, of each of the following conditions;  any or all of which may be waived in whole or in part by the joint  agreement of Continuum,  Premier and the Shareholders:

         Section 6.1 ABSENCE OF ACTIONS. No action or proceeding shall have been brought or threatened before any court or  administrative  agency to prevent the consummation  or  to  seek  damages  in a  material  amount  by  reason  of  the transactions  contemplated  hereby,  and no  governmental  authority  shall have asserted  that  the  within  transactions  (or  any  other  pending  transaction involving Continuum,  any of its subsidiaries,  the Shareholders or Premier when considered in light of the effect of the within transactions) shall constitute a violation  of law or  give  rise  to  material  liability  on  the  part  of the
Shareholders, Premier or Continuum.

         Section  6.2  CONSENTS.  The  parties  shall  have  received  from  any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or
agencies  having  jurisdiction  over  the  transactions   contemplated  by  this
Agreement,  or any part hereof,  such consents,  authorizations and approvals as are necessary for the consummation hereof.

                                  ARTICLE VII
                     CONDITIONS TO OBLIGATIONS OF CONTINUUM

     All obligations of Continuum to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following  conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Continuum:

         Section 7.1  REPRESENTATIONS  AND WARRANTIES.  The  representations and warranties  contained in Article III of this  Agreement and in any  certificate, instrument,  schedule,  agreement or other writing  delivered by or on behalf of the  Shareholders  in  connection  with the  transactions  contemplated  by this
Agreement shall be true,  correct and complete in all material  respects (except for  representations  and  warranties  which  are by their  terms  qualified  by materiality,  which shall be true,  correct and complete in all  respects) as of the date when made and shall be deemed to be made again at and as of the Closing
Date and  shall be true,  correct  and  complete  at and as of such  time in all material respects (except for  representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

         Section  7.2  REGISTRATION  RIGHTS  AGREEMENT.   Continuum  shall  have
executed a  Registration  Rights  Agreement in  substantially  the form attached hereto as EXHIBIT B.

         Section 7.3 COMPLIANCE WITH AGREEMENTS AND CONDITIONS. The Shareholders
and Premier  shall have  performed  and complied  with all material  obligations required by this  Agreement to be  performed or complied  with by them and/or by
Premier prior to or on the Closing Date.

                                       18

                                  ARTICLE VIII
            CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS AND PREMIER

     All of the  obligations of the  Shareholders  and Premier to consummate the transactions  contemplated  by this Agreement are subject to the fulfillment and satisfaction  of each and every of the  following  conditions on or prior to the
Closing,  any or  all of  which  may  be  waived  in  whole  or in  part  by the
Shareholders:

         Section 8.1  REPRESENTATIONS  AND WARRANTIES.  The  representations and warranties  contained in Article IV of this  Agreement  and in any  certificate, instrument,  schedule,  agreement or other writing  delivered by or on behalf of
Continuum in connection  with the  transactions  contemplated  by this Agreement shall be true and correct in all material  respects (except for  representations and warranties which are by their terms qualified by materiality, which shall be true,  correct and complete in all respects) when made and shall be deemed to be made  again at and as of the  Closing  Date and  shall be true at and as of such time in all material respects (except for  representations  and warranties which are by their terms  qualified by materiality,  which shall be true,  correct and complete in all respects).

         Section 8.2 CONTINUUM  ARTICLES OF INCORPORATION.  At the Closing Date,
Continuum's Articles of Incorporation shall be in the form in effect on the date of this  agreement,  except that prior to the Closing Date Continuum  shall have filed a certificate of designations in the form attached as EXHIBIT C.

         Section 8.3 DIRECTORS AND OFFICERS.

              (a) Prior to the  Closing,  the Board of  Directors  of  Continuum
shall have appointed as directors of Continuum those persons named by Premier in a notice to Continuum,  with the Board of Directors of Continuum  increasing the number of its  members if  warranted  by the number of persons  named by Premier
(taking  into  account  resignation  of the members of the Board of Directors of
Continuum effective at the Closing).

              (b) Prior to the  Closing,  the Board of  Directors  of  Continuum
shall have appointed as officers of Continuum,  effective at the Closing,  those persons named by Premier in a notice to Continuum.

              (c) Each director and officer of Continuum as of immediately prior to the Closing shall have submitted his resignation, effective at the Closing.

         Section 8.4 SEC DOCUMENTS. Prior to Closing, Continuum shall have filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.

         Section 8.5 COMPLIANCE WITH AGREEMENTS AND CONDITIONS.  Continuum shall have  performed  and  complied  with all material  obligations  required by this
Agreement  to be  performed  or complied  with by  Continuum  prior to or on the
Closing Date.

         Section  8.6  LIABILITIES  LESS THAN  $75,000.  At  Closing,  the total liabilities  of  Continuum  shall be less than  Seventy  Five  Thousand  Dollars
($75,000).

                                       19

                                   ARTICLE IX
                                    INDEMNITY

         Section 9.1  INDEMNIFICATION  BY SHAREHOLDERS.  Subject to Section 9.5,
prior to the  Closing  the  Shareholders  (hereinafter  collectively  called the
"SHAREHOLDER  INDEMNITORS")  shall jointly and severally  defend,  indemnify and hold  harmless  Continuum  and its direct and indirect  subsidiaries  (including
Premier after Closing) and affiliates, their officers, directors,  employees and agents (hereinafter,  collectively,  called "CONTINUUM INDEMNITEES") against and in respect  of any and all loss,  damage,  liability,  fine,  penalty,  cost and expense,  including  reasonable  attorneys'  fees and amounts paid in settlement
(collectively,  "CONTINUUM  LOSSES"),  suffered  or  incurred  by any  Continuum
Indemnitee  by reason of, or  arising  out of any  misrepresentation,  breach of warranty  or breach or  non-fulfillment  of any  agreement  of the  Shareholders contained  in this  Agreement or in any  certificate,  schedule,  instrument  or document  delivered to Continuum by or on behalf of the  Shareholders or Premier pursuant to the  provisions of this  Agreement  (without  regard to  materiality thresholds contained therein).

         Section 9.2 INDEMNIFICATION BY CONTINUUM. Subject to Section 9.5, prior to the Closing  Continuum  shall,  indemnify and hold harmless the  Shareholders
(hereinafter called "SHAREHOLDER INDEMNITEES") against and in respect of any and all loss, damage, liability,  cost and expense,  including reasonable attorneys'
fees and amounts  paid in  settlement  (collectively,  "SHAREHOLDER  LOSSES" and together with the Continuum Losses,  the  "Indemnifiable  Losses"),  suffered or incurred  by  Shareholder  Indemnitees  by  reason  of or  arising  out  of  any misrepresentation,  breach  of  warranty  or breach  or  non-fulfillment  of any agreement  of  Continuum  contained  in this  Agreement  or in any  certificate, schedule,  instrument or document  delivered to the Shareholders by or on behalf of Continuum  pursuant to the  provisions of this Agreement  (without  regard to materiality thresholds contained therein).

         Section 9.3 DEFENSE OF CLAIMS.

              (a)   Each   party   seeking    indemnification    hereunder   (an
"INDEMNITEE"):  (i) shall provide the other party or parties (the  "INDEMNITOR")
written notice of any claim or action by a third party arising after the Closing
Date for which an  Indemnitor  may be liable under the terms of this  Agreement, within  ten  (10)  days  after  such  claim  or  action  arises  and is known to
Indemnitee,  and (ii) shall give the  Indemnitor  a  reasonable  opportunity  to participate in any proceedings and to settle or defend any such claim or action.
The  expenses of all  proceedings,  contests or  lawsuits  with  respect to such claims or actions shall be borne by the Indemnitor.  If the Indemnitor wishes to assume the defense of such claim or action,  the  Indemnitor  shall give written notice to the  Indemnitee  within ten (10) days after notice from the Indemnitee of such claim or action,  and the Indemnitor shall thereafter assume the defense of any such claim or liability,  through counsel reasonably  satisfactory to the
Indemnitee,  provided that  Indemnitee may  participate in such defense at their own expense,  and the Indemnitor  shall, in any event, have the right to control the defense of the claim or action.

              (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend,  any such claim or action,  the  Indemnitee may defend  against any such claim or action in such manner as such  Indemnitees

                                       20

may deem  appropriate and the Indemnitees may settle such claim or litigation on such  terms  as they  may  deem  appropriate  but  subject  to the  Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object  thereto,  by written notice to the  Indemnitee,  within fifteen
(15)  days  after  the  Indemnitor's  receipt  of  a  written  summary  of  such settlement.  The  Indemnitor  shall  promptly  reimburse the  Indemnitee for the amount of all  expenses,  legal and  otherwise,  incurred by the  Indemnitee  in connection with the defense and settlement of such claim or action.

              (c)  If  a   non-appealable   judgment  is  rendered  against  any
Indemnitee in any action covered by the indemnification  hereunder,  or any lien attaches to any of the assets of any of the  Indemnitee,  the  Indemnitor  shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless,  at the expense and direction of the Indemnitor,  an appeal is taken under which the execution of the judgment or  satisfaction  of the lien is stayed.  If and  when a final  judgment  is  rendered  in any such  action,  the
Indemnitor  shall  forthwith pay such judgment or discharge such lien before any
Indemnitee is compelled to do so.

         Section 9.4 WAIVER. The failure of any Indemnitee to give any notice or to take any action  hereunder  shall not be deemed a waiver of any of the rights of such Indemnitee  hereunder,  except to the extent that Indemnitor is actually prejudiced by such failure.

         Section 9.5 CAPS ON LOSSES. The aggregate liability of the Shareholders after the Closing for  Continuum  Losses shall not exceed an amount equal to the value of the Exchange  Consideration  paid to the  Shareholders.  The  aggregate liability of Continuum after the Closing for Shareholder Losses shall not exceed an  amount  equal  to  the  value  of the  Exchange  Consideration  paid  to the
Shareholders.

         Section 9.6 BASKET.  No party shall have any  liability  hereunder  for
Indemnifiable  Losses  after  the  Closing,  with  respect  to a  breach  of the representations  and  warranties  contained  herein,  until the aggregate of all
Indemnifiable  Losses for which the Shareholder or Continuum as applicable,  are responsible under this Agreement exceeds One Hundred Thousand ($100,000) Dollars
(the "BASKET");  provided that once such Basket is exceeded for the Shareholders
or  Continuum  as  applicable,   the  responsible  party  or  parties  shall  be
responsible  for all  Indemnifiable  Losses,  from the  first  dollar as if such
Basket never existed.

         Section 9.7 NO POST-CLOSING REMEDIES.  After the Closing, except in the event of fraud,  no party to this  Agreement  will have any remedy  against  any other party for breach of any  obligation  under this Agreement or inaccuracy of any representation made in this Agreement.

                                   ARTICLE X
                                   TERMINATION

         Section 10.1 TERMINATION.  This agreement may be terminated at any time on or prior to the Closing:

              (a) by mutual consent of Continuum and the Shareholders;

                                       21

              (b) at the election of Continuum if: (i) any representation of the
Shareholders  stated in this  Agreement  was  inaccurate  when  made or  becomes inaccurate such that the condition stated in Section 7.1 would not be satisfied,
(ii) the  Shareholders  or Premier  fail to  perform  or comply  with any of the obligations  that the  Shareholders  or Premier  are  required  to perform or to comply with under this  Agreement  such that the  condition set forth in Section
7.3 would not be  satisfied,  or (iii) the Closing has not been  consummated  by
October 31, 2004; or

              (c) at the election of the Shareholders if: (i) any representation of  Continuum  stated in this  Agreement  was  inaccurate  when made or  becomes inaccurate such that the condition stated in Section 8.1 would not be satisfied,
(ii) Continuum fails to perform or comply with any of the obligations that it is required  to  perform  or to comply  with  under  this  Agreement  such that the condition set forth in Section 8.2 would not be satisfied,  or (iii) the Closing has not been consummated by October 31, 2004.

         Section 10.2 MANNER AND EFFECT OF  TERMINATION.  Written  notice of any termination  ("TERMINATION NOTICE") pursuant to this Article X shall be given by the party electing  termination of this Agreement  ("TERMINATING  PARTY") to the other party or parties  (collectively,  the "Terminated Party"), and such notice shall  state  the  reason  for  termination.  The  party  or  parties  receiving
Termination  Notice  shall  have a period  of ten (10)  days  after  receipt  of
Termination  Notice to cure the matters  giving rise to such  termination to the reasonable  satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective  as of the close of business  on the tenth  (10th) day  following  the
Terminated  Party's  receipt of  Termination  Notice.  Upon  termination of this
Agreement  prior to the  consummation  of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties  shall have any liability to the others,  except that nothing  contained herein shall relieve any party from: (a) its obligations  under Sections 2.2 and
2.3; or (b) liability for its intentional breach of any representation, warranty or covenant  contained  herein,  or its  intentional  failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

                                   ARTICLE XI
                                  MISCELLANEOUS

         Section 11.1 NOTICES.

              (a)  All  notices,  requests,  demands,  or  other  communications required or permitted  hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person,  or upon the  expiration of two (2) business days after the date sent if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

              (i) If to Continuum, to

              Continuum Group C Inc.
              c/o Olshan Grundman Frome Rosenzweig & Wolosky LLP

                                       22

              Park Avenue Tower
              65 East 55th Street
              New York, New York 10022
              Attn: Robert L. Frome, Esq.

              (ii) If to Premier, to:

              Premier Alliance Group, Inc.
              4521 Sharon Road
              Suite 300
              Charlotte, North Carolina 28211
              Attn: Mark Elliott

              with a copy to;

              Lehman & Eilen LLP
              50 Charles Lindberg Boulevard
              Suite 505
              Uniondale, New York  11553
              Attn: Hank Gracin, Esq.

              (iii) If to a  Shareholder,  to the name and  address as listed on
SCHEDULE A attached hereto.

              (b) Notices  may also be given in any other  manner  permitted  by law,  effective upon actual  receipt.  Any party may change the address to which notices,  requests,  demands  or other  communications  to such  party  shall be delivered or mailed by giving notice  thereof to the other parties hereto in the manner provided herein.

         Section 11.2 SURVIVAL. The representations,  warranties, agreements and indemnifications  of the parties  contained in this  Agreement or in any writing delivered  pursuant  to the  provisions  of this  Agreement  shall  survive  any investigation  heretofore or hereafter made by the parties and the  consummation of the transactions contemplated herein.

         Section 11.3 TIME IS OF THE ESSENCE.  It is understood and agreed among the  parties  hereto  that time is of the  essence  in this  Agreement  and this applies to all terms and conditions contained herein.

         Section 11.4 ENTIRE  AGREEMENT.  This Agreement  constitutes the entire agreement of the parties  hereto with respect to the subject  matter  hereof and supersedes all prior agreements relating thereto.

         Section 11.5 AMENDMENT.  This Agreement may be amended by, but only by, a writing executed by all parties hereto.

         Section 11.6  GOVERNING  LAW. This  Agreement  shall be governed by the corporate laws of the State of Nevada,  except that no doctrine of choice of law shall be used to apply any law other than that of New York, and as to matters of

                                       23

law other than  corporate law, shall be governed by the laws of the State of New
York as they apply to contracts  entered into and wholly to be performed in such state by residents thereof.

         Section 11.7 JURISDICTION. Any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York
State Supreme Court,  County of New York or in the United States  District Court
for the Southern  District of New York,  and each party waives any  objection to the venue of any such suit,  action or  proceeding  and the right to assert that such  forum  is  not  a  convenient  forum,  and  irrevocably  consents  to  the jurisdiction  of the New York State Supreme  Court,  County of New York, and the
United States  District Court for the Southern  District of New York in any such suit, action or proceeding.

         Section  11.8   COUNTERPARTS.   This   Agreement  may  be  executed  in
counterparts and each of such  counterparts  shall for all purposes be deemed to be an original,  and all such counterparts shall together constitute but one and the same instrument.

         Section  11.9  WAIVER.  No waiver  of the  provisions  hereof  shall be effective  unless in writing  and  signed by the party to be  charged  with such waiver.  No waiver shall be deemed a  continuing  waiver or waiver in respect of any subsequent  breach or default,  either of similar or different nature unless expressly so stated in writing.

         Section 11.10  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns;  provided that this  Agreement may not be assigned by any party without the consent of the other parties.

         Section 11.11 SEVERABILITY.  Should any clause, section or part of this
Agreement  be held or declared  to be void or illegal for any reason,  all other causes,  sections or parts of this Agreement which can be effected  without such illegal clause,  section or part shall  nevertheless  continue in full force and effect.

         Section 11.12 INTERPRETATION.  As used in this Agreement, references to the  singular  will  include  the plural and vice  versa and  references  to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate.

         Section 11.13 HEADINGS. The headings or captions under Sections of this
Agreement are for convenience and reference only, and do not form a part hereof, and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Agreement.

         Section 11.14 EFFECTIVENESS.  This Agreement will only become effective once  it is  signed  by all  Shareholders.  By  signing  this  Agreement,  those
Shareholders owning shares of Premier Preferred Stock hereby waive, effective as of the  Closing,  all rights with  respect to those  shares  except those rights contained in this Agreement.

                            [Signature Pages Follow]

                                       24

                  [SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed as of the day, month and year first written above.

                                         CONTINUUM GROUP C INC.

                                         By: /S/ ROBERT L. FROME
                                             ---------------------------
                                             Name:  Robert L. Frome
                                             Title: President

                                         PREMIER ALLIANCE GROUP, INC.

                                         By: /S/ MARK ELLIOT
                                             -----------------------------
                                             Name:  Mark Elliott
                                             Title: Secretary

                  [SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT]

                                            SHAREHOLDERS

                                            [Signed by all Shareholders]

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Print Name

                                            Owner of shares of (check one):

                                            / /   Premier Common Stock

                                            / /   Premier Preferred Stock